                        SECURITY AGREEMENT

          AMENDED AND RESTATED SECURITY AGREEMENT dated as of June 7, 1994 between INFINITY BROADCASTING CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Company"), each of the Subsidiaries of the Company
     _______
identified under the caption "SUBSIDIARIES" on the signature pages hereof (each, a "Subsidiary" and, collectively, the
                       __________
"Subsidiaries" and, together with the Company, each an "Obligor"
 ____________                                           _______
and, collectively, the "Obligors") and Chemical Bank, as
                        ________
collateral agent for the Banks (as defined below) party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").
                                           ________________

          The Company, certain of its subsidiaries, certain lenders (the "Banks"), The Chase Manhattan Bank (National
              _____
Association), as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent"), Bank of Montreal, The Bank of New York
 ____________________
and Chemical Bank, as co-agents for the Banks (in such capacity, together with their respective successors in such capacity, the "Co-Agents)" and the Collateral Agent are parties to a Credit
 _________
Agreement dated as of September 22, 1992 (as modified and supplemented and in effect on the date hereof, the "Existing
                                                    ________
Credit Agreement"), providing, subject to the terms and
________________
conditions thereof, for extensions of credit to be made by the Banks to the Company and certain subsidiaries of the Company in an aggregate principal amount not exceeding $320,000,000.

          The Company, the other Obligors and the Collateral Agent are also parties to a Security Agreement dated as of September 22, 1992 (as modified and supplemented and in effect on the date hereof, the "Existing Security Agreement") pursuant to
                      ___________________________
which the Obligors granted a lien on their respective properties as collateral security for the extensions of credit under the Existing Credit Agreement.

          The Company, the Banks and the Agents have entered into an Amended and Restated Credit Agreement dated as of June 7, 1994 (as modified and supplemented and in effect from time to time, the "Credit Agreement") providing for the amendment and
     ________________
restatement of the Existing Credit Agreement to (among other things): (i) modify the amortization of the loans thereunder,
(ii) increase the amount of the extensions of credit that may be made thereunder and (iii) provide that extensions of credit be made available to certain subsidiaries of the Company.

          It is a condition precedent to the effectiveness of the amendment and restatement of the Existing Credit Agreement that the Existing Security Agreement also be amended and restated.

          To induce the Banks to amend and restate the Existing Credit Agreement and to extend credit thereunder and, as so amended and restated, to extend credit to the Subsidiary Borrowers under the Subsidiary Loan Agreements as provided in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Obligor has agreed to amend and restate the Existing Security Agreement as provided herein. Accordingly, effective as of the Effective Date (as defined in the Credit Agreement), the parties hereto hereby agree that the Existing Security Agreement shall be amended and restated to read as set forth in this Agreement:

          SECTION 1.  Definitions.  Except as otherwise provided
                      ___________
herein, terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein the following terms shall have the following meanings (all terms defined in this
Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
____ _____

          "Agreement" shall mean this Amended and Restated
           _________
Security Agreement, as the same shall be modified and supplemented and in effect from time to time, and the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise specified.

          "Borrower"  shall mean the Company and each of HBC,
           ________
SBC, Infinity of Boston, Infinity of California and each other Restricted Subsidiary to which Subsidiary Acquisition Loans are made or which assumes Acquisition Loans of the Company under the Credit Agreement.

          "Collateral" shall have the meaning given to such term
           __________
in Section 3 hereof and shall include the Stock Collateral.

          "Interest Protection Obligations" shall mean the
           _______________________________
obligations of the Company to each Swap Provider in respect of one or more Interest Rate Protection Agreements entered into by the Company and such Swap Provider pursuant to Section 8.13 of the Credit Agreement.

          "Loan Documents" shall mean, collectively, the Credit
           ______________
Agreement and each Subsidiary Loan Agreement.

          "Pledged Debt" shall have the meaning given to such
           ____________
term in Section 3(d)(viii) hereof.

          "Secured Obligations" shall mean:  (a) with respect to
           ___________________
the Company, (i) the obligations of the Company to pay the principal of and interest (including, without limitation, interest accruing after the commencement of a case or proceeding of the type referred to in Section 9(f) or (g) of the Credit Agreement with respect to the Company, whether or not allowed as a claim in any such case or proceeding) on the Loans made to the Company and the Notes of the Company and all other amounts owing by the Company under the Credit Agreement, such Notes, the Guarantee Agreement, this Agreement and each other Basic Document to which the Company is a party and (ii) all Interest Protection Obligations and (b) with respect to each Obligor other than the Company, the obligations of such Obligor to pay all amounts (including, without limitation, if such Obligor is a Borrower, interest accruing on the Loans of such Borrower after the commencement of a case or proceeding of the type referred to in
Section 9(d) or (e) of the Subsidiary Loan Agreement to which such Borrower is a party with respect to such Borrower, whether or not allowed as a claim in any such case or proceeding) owing by such Obligor under the Basic Documents to which such Obligor is a party (including, without limitation, this Agreement, the Guarantee Agreement and, if such Obligor is a Borrower, the Loan Document to which such Obligor is a party and the Notes of such Obligor).

          "Secured Parties" shall mean, collectively, the Agents,
          _______________
the Banks and the Swap Providers and their respective successors and assigns.

          "Stock Collateral" shall have the meaning given to such
           ________________
term in Section 3(a) hereof.

          "Swap Provider" shall mean a Bank in its capacity as a
           _____________
party to an Interest Rate Protection Agreement between such Bank and the Company.

          "Uniform Commercial Code" shall mean the Uniform
           _______________________
Commercial Code as in effect from time to time in the State of New York.

          SECTION 2.  Representations and Warranties.
                      ______________________________

          2.1.  Stock Collateral.  Each of the Obligors
                ________________
represents and warrants to each of the Secured Parties that
(i) the shares of capital stock described opposite its name in the column labeled "Issuer" on Schedule I hereto are duly authorized, validly issued, fully paid and nonassessable,
(ii) the certificates evidencing such shares of capital stock of such Issuer constitute all of the certificates evidencing the type and number of shares so listed and (iii) such shares of capital stock constitute all (or, in the case of Hit Radio, Inc., with respect to SBC, 80% and, with respect to the Company, 20%) of the issued and outstanding shares of capital stock of each class of such Issuer. Each of the Obligors further represents and warrants to each of the Secured Parties that, if any Issuer that is a Subsidiary of such Obligor shall issue any additional shares of capital stock to such Obligor, all such additional shares will, when issued, be duly authorized, validly existing, fully-paid and non-assessable and, together with the shares of capital stock described opposite such Issuer's name on Schedule I hereto, will constitute all (or, in the case of Hit Radio, Inc., at least 80%) of the issued and outstanding shares of capital stock of each class of such Issuer.

          SECTION 3.  Collateral.  As collateral security for the
                      __________
prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of its Secured Obligations, each Obligor hereby pledges and grants to the Collateral Agent a security interest in and to, for the benefit of the Secured Parties, all of such Obligor's right, title and interest in, to and under the following property, whether now owned or hereafter acquired by such Obligor and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):
    __________

          (a) all shares of capital stock of each "Issuer" listed on Schedule I hereto as being owned by such Obligor and all additional shares of each class of capital stock of any Restricted Subsidiary acquired by such Obligor from time to time, together with the certificates evidencing all such shares accompanied by undated instruments of transfer or assignment duly executed in blank (such securities, certificates and instruments, together with any shares of capital stock, securities, warrants, rights or options and related certificates and instruments referred to in clauses
     (b) and (c) below, being collectively referred to herein as the "Stock Collateral");
          ________________

          (b) all shares, securities, money or property representing a dividend (other than any dividend which such Obligor is entitled to receive and retain pursuant to the first sentence of Section 4.04(c) hereof) or other distribution or return of capital upon or in respect of any of the Stock Collateral or resulting from a conversion, split-up, revision, reclassification or other like change of the Stock Collateral or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Stock Collateral, together with, in the case of such shares, securities, warrants, rights or options, the certificates evidencing all such shares, securities, warrants, rights or options accompanied by undated instruments of transfer or assignment duly executed in blank;

          (c) without affecting the obligations of the Company under any provision of the Credit Agreement prohibiting such action, in the event of any consolidation or merger in which any Restricted Subsidiary (the shares of capital stock of which constitute Stock Collateral) is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger, together with the certificates evidencing all such shares accompanied by undated instruments of transfer or assignment duly executed in blank;

          (d) all other personal property and fixtures, wherever located, of every kind and description, tangible and intangible, absolute or contingent, legal or equitable, including without limitation the following: (except for any such property described in subclauses (v), (vi), (xi), (xii) and (xiii) below, other than (x) a general intangible for moneys due or to become due, to the extent the grant of a security interest therein is prohibited by law or under the terms of any instrument or other agreement relating thereto and (y) ownership interests (in the form of capital stock or otherwise) in Unrestricted Subsidiaries):

               (i) all goods, equipment, machinery, vehicles, merchandise, furniture, furnishings, fixtures, tools and supplies, including without limitation all wires, appliances, towers, antennae, fixtures, equipment and other tangible personal property used or useful in connection with the operation of such Obligor's radio or other communications businesses;

              (ii) all inventory of such Obligor including, but not limited to, all merchandise, raw materials, parts, supplies, work in process, and finished products intended for sale, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of such Obligor, including such inventory as is temporarily out of such Obligor's custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing, including, among other things, but not limited to, raw materials and finished products and including all other classes of merchandise, materials, parts, supplies, work in process, inventories and finished products intended for sale by such Obligor including inventory temporarily removed from its customary location;

             (iii) all FCC Licenses, whether now or hereafter granted to such Obligor, including without limitation each of the FCC Licenses listed on Schedule III hereto, to the extent the security interest therein granted or purported to be granted by such Obligor under this Agreement may be validly granted;

              (iv) all other Communications Franchises, to the extent the security interest therein granted or purported to be granted by such Obligor under this Agreement may be validly granted;

               (v) all accounts and other rights to receive the payment of money, including without limitation accounts and notes receivable and rights to receive the payment of money for goods sold or leased or for services rendered under present or future contracts, whether or not earned by performance;

              (vi) each contract and other agreement relating to the performance of services or for the sale or other disposition of goods, equipment or any other personal property of such Obligor;

             (vii) all documents of title or other receipts covering, evidencing or representing goods, inventory, equipment or any personal property of such Obligor;

            (viii) all rights and claims of the Company against any Subsidiary or of any Restricted Subsidiary against the Company or another Subsidiary, whether arising out of advances made by the Company or any Restricted Subsidiary, as the case may be, or otherwise, including without limitation all rights and claims in respect of any Indebtedness owing from time to time by (x) any Subsidiary to the Company or any Restricted Subsidiary;
          (y) any Restricted Subsidiary to the Company or any other Restricted Subsidiary or (z) any Unrestricted Subsidiary to the Company (all such Indebtedness being herein collectively called the "Pledged Debt") and any
                                          ____________
          and all promissory notes or other instruments evidencing or providing for such Pledged Debt, and all principal of, interest on and other amounts due and to become due in respect of any of the Pledged Debt;

              (ix)  all patents and patent applications,
          including without limitation the inventions and improvements described and claimed therein, together with (i) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof,
          (ii) all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including without limitation damages and payments for past or future infringements thereof,
          (iii) the right to sue for past, present and future infringements thereof and (iv) all rights corresponding thereto throughout the world;

               (x) all such Obligor's trademarks and trademark applications, including without limitation any
          (i) trademark or trademark application that, at any time on or after the date hereof is registered and received by or on behalf of such Obligor with the United States Patent and Trademark Office or maintained by or on behalf of such Obligor with the United States Patent and Trademark Office as its valid, effective and existing trademark and trademark application,
          (ii) trademark registration number under which any such trademark and trademark application is registered with the United States Patent and Trademark Office and
          (iii) product lines and goodwill associated therewith;

              (xi)  all inventions, processes, production
          methods, proprietary information, know-how and trade secrets used or useful in the businesses of such Obligor; all trade names and service marks (including without limitation the trade names and service marks listed in Schedule IV hereto), logos, copyrights and the like owned or used by such Obligor and used or useful in its businesses and goodwill relating to the same; all licenses or other agreements granted to such Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used; all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials, standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to operations by such Obligor which pertain to any of the businesses of such Obligor; all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured and which pertain to any of the businesses of such Obligor; all accounting information which pertains to any of the businesses of such Obligor and all media in which or on which any of the information or knowledge or data or records which pertain to any of the businesses of such Obligor may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by such Obligor pertaining to operations now or hereafter conducted by such Obligor which pertain to any of its businesses (other than FCC Licenses and Communications Franchises); and all causes of action, claims and warranties now or hereafter owned or acquired by such Obligor;

             (xii) to the extent not specifically described in any other provision of this clause (d), all general intangibles;

            (xiii)  all leases of property, whether real,
          personal or mixed, and all rights thereunder (whether as lessor or lessee or otherwise);

             (xiv) all fixtures and all accessions, additions, substitutions and replacements thereto or thereof;

              (xv) all rights in and to policies of insurance and the proceeds thereof; and

             (xvi) all money, certificates of deposit and deposit or other bank accounts, tax refunds, instruments, securities, documents, chattel paper, letters of credit, credits, claims, demands, contract rights, investments, business, going concern value, and any other personal property rights and interests of such Obligor whatsoever, whether now owned or hereafter acquired; and

          (e) all proceeds, products and accessions of and to any of the property described in clauses (a) through
     (d) above in this Section 3 (including without limitation any proceeds of insurance thereon), and, to the extent related to any property described in said clauses or above in this clause (e), all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or computer bureau or service company from time to time acting for such Obligor.

          SECTION 4.  Perfection; Further Assurances; Remedies.
                      ________________________________________
In furtherance of the grant of security in Section 3 hereof, each Obligor hereby agrees with the Collateral Agent on behalf of the Secured Parties as follows:

          4.1.  Delivery and Other Perfection.  Each Obligor
                _____________________________
shall:

          (a) concurrently with the execution and delivery of this Agreement by such Obligor, deliver (to the extent not previously delivered under the Existing Security Agreement) to the Collateral Agent all certificates, instruments and other documents evidencing or relating to the Stock Collateral listed on Schedule I hereto owned by such Obligor and all promissory notes or other instruments evidencing or providing for Pledged Debt outstanding on the date hereof, and if thereafter any shares, securities, warrants, rights or options required to be pledged under clause (a), (b) or
     (c) of Section 3 hereof or any promissory notes or other instruments evidencing or providing for Pledged Debt are received by such Obligor, such Obligor agrees forthwith either (i) to transfer and deliver to the Collateral Agent such shares, securities, warrants, rights or options so received by such Obligor (together with the certificates evidencing such shares, securities, warrants, rights or options accompanied by undated instruments of transfer or assignment duly executed in blank) or such promissory notes or other instruments, as the case may be, all of which thereafter shall be held by the Collateral Agent as part of the Collateral pursuant to the terms of this Agreement and/or (ii) to take such other action as the Collateral Agent (in its reasonable judgment) shall deem necessary or appropriate to duly record the Lien created hereunder on such shares, securities, warrants, rights or options or any of the moneys or property referred to in said clause (a),
     (b) or (c);

          (b) upon demand of the Collateral Agent, deliver and pledge to the Collateral Agent any and all instruments, securities, documents and/or chattel paper included in or relating to the Collateral endorsed and/or accompanied by such instruments of assignment and transfer as the Collateral Agent deems necessary or desirable (in the reasonable judgment of the Collateral Agent) as specified in its demand;

          (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers and take such other actions, that may be necessary or desirable (in the reasonable judgment of the Collateral Agent) to create, preserve, perfect or validate any pledge and security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest;

          (d) upon request of the Collateral Agent, cause the Collateral Agent to be listed as the lienholder for the benefit of the Secured Parties on the certificate of title of any equipment or other vehicles of such Obligor, whether now owned or hereafter acquired, and within 30 days after such request thereof deliver evidence thereof to the Collateral Agent;

          (e) to the extent the Collateral now in existence consists of property which constitutes fixtures under the laws of the jurisdiction in which it is located, upon the request of the Collateral Agent, use its best efforts to furnish to the Collateral Agent valid and effective waivers, releases and disclaimers of liens and claims, in form satisfactory to the Collateral Agent, from all lessors, mortgagees, co-owners, encumbrancers, or other parties in interest with respect to the real property upon which such fixtures are located;

          (f) keep full and accurate books and records relating to the Collateral in accordance with customary business practice, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted pursuant hereto;

          (g) permit representatives of the Collateral Agent or any Bank upon reasonable notice during normal business hours to inspect any of the Collateral and to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at such Obligor's place of business to receive copies of all communications and remittances relating to the Collateral, all in such manner as the Collateral Agent or any Bank may reasonably require; and

          (h) upon the occurrence and during the continuance of any Event of Default, if and to the extent determined by the Collateral Agent to be desirable to protect the interests of the Secured Parties, upon request of the Collateral Agent, promptly notify (and each Obligor hereby authorizes the Collateral Agent so to notify) each account debtor or obligor in respect of any credit or other obligations at any time owing to such Obligor (including without limitation any accounts or instruments) constituting part of the Collateral that such Collateral has been assigned to the Collateral Agent hereunder and/or that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent, and the Collateral Agent shall hold such payments as part of the Collateral pursuant to the terms of this Agreement.

          4.2.  Other Financing Statements and Liens.  Without
                ____________________________________
the prior written consent of the Collateral Agent (except as permitted by Section 8.06 of the Credit Agreement), none of the Obligors shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral owned by such Obligor in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

          4.3.  Preservation of Rights.  Neither the Collateral
                ______________________
Agent nor any of the other Secured Parties shall be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          4.4.  Stock Collateral.
                ________________

          (a) Each Obligor will own, beneficially and of record, at all times 100% (or, in the case of Hit Radio, Inc., not less than 80%) of the total number of outstanding shares of each class of capital stock of each issuer that is a Restricted Subsidiary of such Obligor (such shares constituting part of the Stock Collateral hereunder) (except that Hit Radio, Inc. will own, beneficially and of record, at all times 100% of the outstanding shares of each class of capital stock of C&W Land Corporation).

          (b) So long as no Event of Default shall have occurred and be continuing, each Obligor which is the owner of Stock Collateral shall have the right to exercise all powers of voting and consent pertaining to such Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement or any instrument or agreement referred to herein or therein, provided that such Obligor shall not vote the Stock Collateral in any manner that is inconsistent with such terms.

          (c) So long as no Event of Default shall have occurred and be continuing, without affecting the obligations of any of the Borrowers under any provision of the Loan Documents to which any such Borrower is a party prohibiting such action, each Obligor which is the owner of Stock Collateral shall be permitted to receive and retain any payments, distributions and/or dividends, paid in cash, upon or in respect of any Stock Collateral owned by such Obligor.

          (d) So long as no Event of Default shall have occurred and be continuing, the Company or any of its Subsidiaries, as the case may be, shall be permitted to receive and retain any payments of principal of, interest on and other amounts in respect of Pledged Debt.

          (e) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Collateral Agent or any other Secured Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, any Loan Document, the Notes or any of the other documents referred to herein or therein, (i) (subject to Section 5.10 hereof) the Collateral Agent or its agent or nominee, as the case may be, shall have the sole and exclusive right to exercise all powers of voting or consent pertaining to the Stock Collateral and shall be entitled to exercise such powers in such manner as the Collateral Agent shall determine in its sole discretion, provided that (x) the

Collateral Agent shall not exercise any of its powers under this clause (i) to the extent such exercise would require under then existing law prior approval of the FCC without first obtaining such approval and (y) prior to obtaining such approval each Obligor shall continue to have the right to exercise such rights (subject to the proviso set forth in Section 4.04(b) hereof), and
(ii) all dividends and other distributions upon or in respect of the Stock Collateral, and all principal of, interest on and other amounts in respect of Pledged Debt, shall be paid directly to the Collateral Agent (or its agent or nominee, as the case may be) and held by it as part of the Collateral pursuant to the terms of this Agreement, and, if the Collateral Agent shall so request in writing, the Obligors shall execute and deliver to the Collateral Agent appropriate proxies, powers of attorney, dividend, distribution and other orders, instruments and documents to such ends.

          (f) Subject to Sections 4.04(e) and 5.10 hereof, upon the occurrence and during the continuance of any Event of Default the Collateral Agent may, in its sole discretion, cause any or all of the Stock Collateral to be transferred of record into the name of the Collateral Agent or the name of one or more agents or nominees for the Collateral Agent. Each Obligor shall promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Stock Collateral registered in such Obligor's name, as the case may be, and the Collateral Agent shall promptly give to the respective Obligor, as the case may be, copies of any notices and communications received by the Collateral Agent with respect to Stock Collateral pledged by such Obligor registered in the name of the Collateral Agent or its agent or nominee. The Collateral Agent shall at all times have the right to exchange certificates evidencing Stock Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement and the Credit Agreement.

          (g) The Collateral Agent shall execute and deliver, or cause to be executed and delivered, to each Obligor all such proxies, powers of attorney, dividend, distribution and other orders, and all such instruments, without recourse, as such Obligor may reasonably request for the purpose of enabling such Obligor to exercise the rights and powers which it is entitled to exercise, or to receive the payments which it is entitled to receive, pursuant to this Section 4.04.

          4.5.  General Intangibles.
                ___________________

          (a) For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 4.06 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, assign, license or sublicense any of the general intangibles (as such term is defined in the Uniform Commercial Code) that constitute Collateral now owned or hereafter acquired by such Obligor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

          (b) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 8 of each of the Loan Documents so long as no Event of Default shall have occurred and be continuing, each Obligor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to general intangibles that constitute Collateral in the ordinary course of the business of the Obligors. In furtherance of the foregoing, unless an Event of Default shall have occurred and is continuing the Collateral Agent shall from time to time, upon the reasonable request of any Obligor, execute and deliver any instruments, certificates or other documents, in the form so requested but without any recourse, warranty or representation whatsoever, which such Obligor shall have certified are appropriate (in its reasonable judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (a) immediately above as to any specific general intangibles that constitute Collateral). Further, upon the termination of the obligations of the Obligors hereunder and the release of the Lien provided for by this Agreement pursuant to
Section 5.05 hereof, the Collateral Agent shall grant back to each Obligor the license granted pursuant to said clause (a), without any recourse, warranty or representation whatsoever.

          4.6.  Events of Default, etc.  Subject to Section 5.10
                _______________________
hereof, during the period any Event of Default shall have occurred and be continuing:

          (a) each Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places reasonably designated by the Collateral
     Agent in its request;

          (b) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment of, arrange for payment in installments of, or otherwise modify the terms of, any of the Collateral;

          (c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted);

          (d) the Collateral Agent in its discretion may, in its name or in the name of the relevant Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral owned by such Obligor, but shall be under no obligation to do so; and

          (e) the Collateral Agent may, upon five Business Days' prior written notice to the relevant Obligor of the time and place, with respect to the Collateral owned by such Obligor or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or any of the other Secured Parties, or any of their respective nominees or agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at a public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable law and cannot be waived) and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of such Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and, to the maximum extent permitted by the law of the State of New York (or, with respect to Collateral located outside of the State of New York, to the maximum extent permitted by the law of the State wherein such Collateral is located) thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption of such Obligor, any such demand, notice or right and equity being hereby expressly waived and released, to the maximum extent permitted by the law of the State of New York (or, with respect to Collateral located outside of the State of New York, to the maximum extent permitted by the law of the State wherein such Collateral is located). The proceeds of each collection, sale or other disposition under this
     Section 4.06, including by virtue of the exercise of the license granted to the Collateral Agent in Section 4.05(a) hereof, shall be applied in accordance with Section 4.11 hereof.

          4.7.  Deficiency.  If the proceeds of sale, collection
                __________
or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations of any Obligor, such Obligor shall remain liable for any deficiency in respect of which it is obligated hereunder or under any other Basic Document, as the case may be.

          4.8.  Removals, etc.  Without 30 days' prior written
                ______________
notice to the Collateral Agent, none of the Obligors shall maintain any of its books or records with respect to any Collateral at any office or maintain its chief executive office or its principal place of business at any place, or permit any Collateral of such Obligor to be located anywhere other than at the respective addresses indicated for such Obligor on Schedule II hereto.

          4.9.  Private Sale.  Subject to Section 4.13 hereof,
                ____________
each Obligor hereby waives any claims against any Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of such Obligor's Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          4.10.  Securities Laws; Registration Rights.  The
                 ____________________________________
Company and each other Obligor which is the owner of Stock Collateral agree that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Stock Collateral at a public or private sale and in connection with such sale, in the opinion of the Collateral Agent, no exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), is available, it will, upon the written
      ______________
request of the Collateral Agent, at its own expense:

          (a) use its best efforts to cause such Stock Collateral to be registered under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission, or any successor thereto, applicable thereto;

          (b)  use its best efforts to qualify such Stock
     Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of such Stock Collateral, as requested by the Collateral Agent;

          (c) use its best efforts to cause each "Issuer" of such Stock Collateral to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; and

          (d) use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of Stock Collateral or any part thereof valid and binding and in compliance with applicable law.

Nothing in this Section 4.10 shall in any way alter the rights of the Collateral Agent or any other Secured Party or the agreements of each Obligor under Section 4.09 hereof.

          4.11.  Application of Proceeds.  Except as otherwise
                 _______________________
herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the Collateral Agent under this Section 4, shall be applied by the Collateral Agent:

          First, to the payment of the costs and expenses of such
          _____
     collection, sale or other realization, incurred by the Collateral Agent and the other Agents, including reasonable compensation to the Collateral Agent and the other Agents and their respective agents and counsel, and all reasonable expenses, liabilities and advances made or incurred by the Collateral Agent and the other Agents in connection therewith;

          Second, to the ratable payment to the Banks and the
          ______
     Swap Providers, as the case may be, of (i) accrued and unpaid interest on the Loans to the extent then due and payable and (ii) regularly scheduled payments under Interest Rate Protection Agreements to Swap Providers (exclusive of early termination payments and expenses and similar payments referred to in clause Third below) to the extent then due and payable;

          Third, to the ratable payment to the Banks and the Swap
          _____
     Providers, as the case may be, of (i) outstanding principal of the Loans to the extent then due and payable and (ii) Interest Protection Obligations of the Company to the extent then due and payable to Swap Providers in respect of early terminations of Interest Rate Protection Agreements (but not in respect of expenses or similar amounts, in respect of which distributions shall be made pursuant to clause Fourth below);

          Fourth, to the ratable payment to the Banks, the Swap
          ______
     Providers and the Agents of all other Secured Obligations to the extent then due and payable to each of them; and

          Finally, after payment in full of all Secured
           _______
     Obligations, to the payment to the Company for the account of the respective Obligors, or their respective successors or assigns, or to whomsoever else may be lawfully entitled to receive the same as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds which relate to Collateral furnished by such Obligor.

As used in this Section 4, "proceeds" of Collateral shall mean
                             ________
cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of any Obligor or any issuer of or obligor on any of the Collateral.

          4.12.  Attorney-in-Fact.  Without limiting any other
                 ________________
rights or powers granted by this Agreement while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 4 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          4.13.  Certain Rights and Obligations of the Collateral
                 ________________________________________________
Agent and the Secured Parties.  The Collateral Agent shall at all
_____________________________
times administer and/or sell or otherwise dispose of the Collateral in a commercially reasonable manner. Neither the Collateral Agent nor any of the other Secured Parties shall incur any liability as a result of the administration or sale or other disposition of the Collateral, or any part thereof, conducted in a commercially reasonable manner.

          SECTION 5.  Miscellaneous.
                      _____________

          5.1.  Governing Law.  This Agreement shall be governed
                _____________
by and construed in accordance with the law of the State of New York, provided that as to Collateral located in any jurisdiction
      ________
other than New York, the Secured Parties shall have all the rights to which a secured party under the laws of such jurisdiction is entitled.

          5.2.  Amendments, etc.  The terms of this Agreement may
                ________________
be amended, waived or otherwise modified only by an instrument in writing duly executed by each Obligor (or by the Company acting with the agreement or consent of each Obligor) and the Collateral Agent (with the consent of such of the Banks as are required for such purpose under the Credit Agreement). Any such amendment, waiver or modification shall be binding upon the Collateral Agent and each Bank, each holder of any of the Secured Obligations and each Obligor.

          5.3.  Successors and Assigns.  This Agreement shall be
                ______________________
binding upon and inure to the benefit of each Obligor and each Secured Party, and their respective successors and assigns, provided that no Obligor or Secured Party may assign or transfer
________
its rights or obligations hereunder except as permitted by the Credit Agreement.

          5.4.  No Waiver.  No failure on the part of the
                _________
Collateral Agent or any other Secured Party or any of their nominees or agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any other Secured Party or any of their nominees or agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          5.5.  Release of Collateral.  When all Secured
                _____________________
Obligations shall have been paid in full and the Commitments of the Banks under the Credit Agreement each shall have terminated, the obligations of the Obligors under this Agreement shall terminate and the Collateral Agent shall thereupon, upon request and at the sole expense of the respective Obligors, forthwith cause (a) to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Obligors entitled thereto, (b) to be released and canceled all licenses and rights referred to in Section 4.05(a) hereof and (c) to be executed and delivered such documents as the respective Obligors shall reasonably request to evidence the termination of the pledge and security interest created hereby and the release of the Collateral.

          5.6.  Expenses.  Each Obligor agrees to pay or
                ________
reimburse all reasonable out-of-pocket expenses of the Collateral Agent and each other Secured Party (including reasonable expenses for legal services of every kind) in respect of, or incident to, the enforcement of any of the provisions of this Agreement or in connection with any amendment, waiver or consent relating to this Agreement or performance by the Collateral Agent or any other Secured Party of any obligations of any Obligor in respect of the Collateral which such Obligor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent or any other Secured Party in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall constitute part of the Secured Obligations owing to the Collateral Agent or any other Secured Party, as the case may be, hereunder.

          5.7.  Further Assurances.  Each Obligor agrees that,
                __________________
from time to time upon the written request of the Collateral Agent and at such Obligor's expense, such Obligor will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

          5.8.  Taxes.  Each Obligor agrees to pay before
                _____
delinquency any tax or other governmental charge which is or can become through assessment, distraint or otherwise a Lien on the Collateral, except for taxes being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained, and to pay all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or the transactions hereunder.

          5.9.  Notices.  All notices, requests, consents,
                _______
demands and other communications provided for herein shall be given in the manner, and with the effect, specified in
Section 11.02 of the Credit Agreement and Section 4.02 of the
Guarantee Agreement.

          5.10.  FCC Approval.  Any provision contained herein to
                 ____________
the contrary notwithstanding, neither the Collateral Agent nor any of the Secured Parties will take any action pursuant to this Agreement, including, without limitation, pursuant to Section 4.05(a) hereof, that would constitute or result in any assignment of any FCC License or any transfer of control of any FCC licensee, either de facto or de jure, if such assignment of
                 ________    _______
license or transfer of control would require under then existing law (including the Communications Act of 1934, as amended, and published rules and policies of the FCC) the prior approval of the FCC without first obtaining such prior approval. Each Obligor agrees to take, and the Company agrees to cause each other Obligor which holds a FCC License to take, any action that the Collateral Agent may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Collateral Agent to exercise and enjoy the full rights and benefits granted to the Collateral Agent by this Agreement and each other agreement, instrument and document delivered to the Collateral Agent in connection herewith, including specifically, at the expense of the Company, the use of each Obligor's best efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of any license or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of any sale or sales of any of the Collateral by or on behalf of the Collateral Agent or any assumption by the Collateral Agent of voting rights relating thereto effected in accordance with the terms of this Agreement.

          5.11.  Captions.  Captions and section headings
                 ________
appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          5.12.  Counterparts.  This Agreement may be executed in
                 ____________
any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterparts.

          5.13.  Submission to Jurisdiction.  Each Obligor hereby
                 __________________________
submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          5.14. Waiver of Jury Trial. EACH OF THE OBLIGORS, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          5.15.  Severability.  If any provision hereof is
                 ____________
invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Security Agreement to be duly executed as of the day and year first above written.

                              COMPANY
                              _______

                              INFINITY BROADCASTING CORPORATION

                              By /s/ Farid Suleman
                                _________________________________
                                Name:  Farid Suleman
                                Title: Vice President - Finance


                              SUBSIDIARIES
                              ____________

                              THE AUDIO HOUSE, INC.

                              C&W LAND CORPORATION

                              HEMISPHERE BROADCASTING CORPORATION

                              HIT RADIO, INC.

                              INFINITY BROADCASTING CORPORATION
                                OF ATLANTA

                              INFINITY BROADCASTING CORPORATION
                                OF BALTIMORE

                              INFINITY BROADCASTING CORPORATION
                                OF BOSTON

                              INFINITY BROADCASTING CORPORATION
                                OF CALIFORNIA

                              INFINITY BROADCASTING CORPORATION
                                OF CHICAGO

                              INFINITY BROADCASTING CORPORATION
                                OF DETROIT

                              INFINITY BROADCASTING CORPORATION
                                OF FLORIDA

                              INFINITY BROADCASTING CORPORATION
                                OF GLENDALE

                              INFINITY BROADCASTING CORPORATION
                                OF ILLINOIS

                              INFINITY BROADCASTING CORPORATION
                                OF LOS ANGELES

                              INFINITY BROADCASTING CORPORATION
                                OF MARYLAND

                              INFINITY BROADCASTING CORPORATION
                                OF MICHIGAN

                              INFINITY BROADCASTING CORPORATION
                                OF NEW YORK

                              INFINITY BROADCASTING CORPORATION
                                OF PENNSYLVANIA

                              INFINITY BROADCASTING CORPORATION
                                OF PHILADELPHIA

                              INFINITY BROADCASTING CORPORATION
                                OF TAMPA

                              INFINITY BROADCASTING CORPORATION
                                OF TEXAS

                              INFINITY BROADCASTING CORPORATION
                                OF WASHINGTON D.C.

                              INFINITY VENTURES, INC.

                              INFINITY WLIF, INC.

                              INFINITY WLIF-AM, INC.

                              SAGITTARIUS BROADCASTING
                                CORPORATION

                              13 RADIO CORPORATION

                              By /s/ Farid Suleman
                                _________________________________
                                Name:  Farid Suleman
                                Title: Vice President - Finance

                              COLLATERAL AGENT
                              ________________

                              CHEMICAL BANK
                                as Collateral Agent

                              By /s/ Terrence J. Anderson
                                _________________________________
                                Name:  Terrence J. Anderson
                                Title: Vice President

                     Omitted Schedules to the
             Amended and Restated Security Agreement,
          Dated as of June 7, 1994, between the Company,
        each of the subsidiaries of the Company identified
        under the caption "Subsidiaries" on the signature
          pages thereof and Chemical Bank, as collateral
             agent for the lenders or other financial
           institutions or entities party, as lenders,
                      to the Credit Agreement
        __________________________________________________




I.        Initial Stock Collateral
II. Location of Chief Executive Office and Principal Place of Business and Location of all Collateral and Books and Records with respect to the Collateral of Each
          Obligor
III.      FCC Licenses
IV.       Trade Names and Service Marks



          In lieu of filing these schedules to the Amended and Restated Security Agreement, the Company agrees to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon request.